EXHIBIT 3.1
                    CERTIFICATE OF
                                                             OWNERSHIP

                             MERGING

                   E. GOTTSCHALK & CO., INC.,
                    a California corporation

                              into

                        GOTTSCHALKS INC.,
                     a Delaware corporation

     (Pursuant to Section 253 of the General Corporation Law
                    of the State of Delaware)


          Gottschalks Inc., a corporation incorporated on the 7th day of February, 1986, pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby certify that this corporation owns all of the capital stock of E. Gottschalk & Co., Inc., a corporation incorporated under the laws of the State of California, and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 9th day of April, 1991, determined to and did merge into itself said
E. Gottschalk & Co., Inc., which resolution reads, in part, as follows:
               WHEREAS this Corporation lawfully owns all of the outstanding stock of E. Gottschalk & Co., Inc., a corporation organized and existing under the laws of the State of California; and

               WHEREAS this Corporation desires to merge into itself said E. Gottschalk & Co., Inc. and to be possessed of all the estate, property, rights, privileges and franchises of said corporation and assume all of its liabilities and obligations;

               NOW, THEREFORE, BE IT RESOLVED, that this
          Corporation merge into itself, and it does hereby merge into itself, said E. Gottschalk & Co., Inc.
          and assumes all of its liabilities and
          obligations; and

               RESOLVED FURTHER, that the appropriate
          officers of this Corporation be and they hereby are directed to make and execute, under the corporate seal of this Corporation, a certificate of ownership setting forth a copy of this resolution, to merge said E. Gottschalk & Co., Inc. into this Corporation and assume its liabilities and obligations, and the date of adoption hereof, and to file the same in the office of the Secretary of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

               RESOLVED FURTHER, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger.
          IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its Chairman of the Board and Chief Executive Officer and attested by its President, Chief Operating Officer and Secretary and its corporate seal to be hereto affixed, this 22nd day of April, 1991.

                                   ______________________________
                                   Joseph W. Levy
                                   Chairman of the Board
                                   and Chief Executive Officer

ATTEST:



______________________________
Gerald H. Blum
President, Chief Operating
Officer and Secretary


(Seal)